SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PACIFICARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4591529

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
5995 Plaza Drive, Cypress, CA	90630

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement number to which this form relates:	Not Applicable

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, par value $.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

1.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

The capital stock of PacifiCare Health Systems, Inc. (the “Company” or “Registrant”) to be registered on The New York Stock Exchange, Inc. (the “Exchange”), is the Registrant’s Common Stock with a par value of $0.01 per share, including the related rights to purchase Series A Junior Participating Preferred Stock. The Registrant hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated February 12, 2003 under “Description of Capital Stock” filed with the Securities and Exchange Commission on February 12, 2003 under Rule 424(b) of the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (File No. 333-102909) filed with the Securities and Exchange Commission on January 31, 2003.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-83069) filed on July 16, 1999).

3.2	Bylaws (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-83069) filed on July 16, 1999).

3.3	Amendment to Bylaws (incorporated by reference to Exhibit 3.04 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).

3.4	Fourth Amendment to Bylaws (incorporated by reference to Exhibit 3.05 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.02 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on November 19, 1999).

4.3	Rights Agreement, dated as of November 19, 1999, between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K filed on November 19, 1999).

4.4	Form of Rights Certificate (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 8-K filed on November 19, 1999).

2.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Date: May 30, 2003	By:	/s/ Gregory W. Scott

Gregory W. Scott Executive Vice President and Chief Financial Officer

3.